Exhibit 99.1

8500 Normandale Lake Blvd., Ste. 1230 Minneapolis, MN 55437

NEWS	FOR IMMEDIATE RELEASE

FASTENTECH, INC. COMPLETES AMENDMENT TO SENIOR SECURED CREDIT FACILITY

Amendment Extends Maturity and Provides Additional Financial Flexibility

Minneapolis, Minnesota – June 14, 2005 – FastenTech, Inc. today announced that it successfully completed an amendment to its senior secured credit facility. J.P. Morgan Securities Inc. and National City Bank acted as joint bookrunners and lead arrangers for the Lenders; Key Bank N.A. acted as a co-arranger, co-syndication agent and co-documentation agent; LaSalle Bank N.A. acted as a co-documentation agent; and National City Bank also acted as co-syndication agent. JP Morgan Chase Bank N.A. is the administrative agent for the amended credit facility.

Amendment Highlights

The amended credit facility, which has similar terms to the Company’s previous credit facility, provides for, among other things:

•	An increase in the total commitment size from $115 million to $150 million, with an option to increase the facility by an additional $25 million;

•	An extension of the original maturity date from May 1, 2008 to May 1, 2010;

•	Libor and prime rate interest options ranging from Libor +2.25% to Libor +3.0% or prime +1.25% to prime +2.0%, dependent upon certain financial performance benchmarks;

In addition, the amended credit facility includes certain financial covenant requirements, as follows:

Period	Total Leverage	Minimum EBITDA	Interest Coverage
To 9/30/05	5.00x	$47.0	1.75x
10/01/05 - 9/30/06	4.75x	$49.0	2.00x
10/1/06 – 9/30/07	4.50x	$52.0	2.00x
10/1/07 – 9/30/08	4.25x	$54.0	2.25x
Thereafter	4.00x	$56.0	2.25x

“We are pleased with the strong support we have received from our financial institutions and believe this important amendment gives us additional flexibility to continue to execute our growth strategies,” said Ron Kalich, FastenTech President and CEO.

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that provide critical applications to a broad range of end-markets, including the power generation, industrial, military, construction, medium- heavy duty truck, recreational and automotive/ light truck markets. For more information about the Company, please visit: www.fastentech.com.

Forward Looking Statements

The matters discussed in this press release may constitute forward-looking statements that are subject to many uncertainties. Forward-looking statements are identified by such forward-looking terms as “may,” “will,” “could,” “should,” “seeks,” “intends,” “estimates,” “guidance,” “expects,” “believes,” “anticipates” or “plans” or the negative thereof or other comparable terms, or by discussions of strategy, plans or intentions. In particular, express or implied, concerning future operating results or ability to generate revenues, income or cash flow to service debt are forward looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include risks associated with: our actual versus expected internal growth; our high degree of leverage; our ability to comply with certain financial and other covenants in our loan agreements and indentures; our ability to exercise the option to increase our credit facility by $25 million; the success or failure of our growth strategies, including international expansion; our ability to attract and retain customers; our ability to accurately predict our production capacity requirements; our ability to attract and retain key personnel; our ability, and the ability of our customers, to maintain good labor relations with our and their respective employees and the union representing them; our ability to develop and market new products and to innovate existing product lines; our ability to protect our intellectual property; the cost and availability of raw materials, especially steel; trends and conditions in our business, including trends in the markets that we serve; our ability to identify and integrate acquisitions; our future capital needs; our ability to continue to control costs and maintain quality; our ability to comply with applicable governmental laws and regulations and the cost of such compliance; and competitive conditions in the markets in which we operate. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by FastenTech that FastenTech’s plans and objectives will be achieved. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Contacts:	Michael R. Elia	Mike Vanyo
	Senior VP and CFO	VP and Corporate Controller
	(952) 921-2091	(952) 921-2092

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